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                                                                    Exhibit 99.1





INVESTOR AND MEDIA CONTACT:
George L. Hernandez
SoftNet Systems, Inc.

415-354-3904
investors@softnet.com


      SOFTNET SYSTEMS, INC. ANNOUNCES TERMINATION OF INTELLICOM OPERATIONS

SAN FRANCISCO -- April 10, 2002--SoftNet Systems, Inc. (the "Company") (NASDAQ:
SOFN - news), today announced that effective April 3, 2002, the Company's operating subsidiary, Intelligent Communications, Inc. ("Intellicom"), ceased operations, following the disposition of certain assets. Edward Bennett, the Company's Acting Non-Executive Chairman, said, "The decision to discontinue the operations of Intellicom reflects the Company's continuing focus on maximizing the value of the company's cash and other assets. We expect a decision on the future direction of the Company shortly, and will then establish a date for any stockholder vote required on that decision promptly thereafter."


For more information about the Company, please visit www.softnet.com.

This press release contains forward-looking statements concerning the Company's anticipated future operating results, future revenues and earnings or adequacy of future cash flows. These forward-looking statements include, but are not limited to, statements containing the words "hope", "expect", "believe", "will", "may", "should", "project", "estimate", and "approximately", and like expressions, and the negative thereof. These statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements, including the risks attendant to a growing business in a new industry as well as those risks described in the Company's Quarterly and Annual Reports.